Exhibit 10.18

Translation

Transfer Agreement of Rights and Obligations

THIS AGREEMENT (“Agreement”) is made by the Parties listed hereunder:

Transferor: Laifeng Anpulo (Group) Food Development Co., Ltd.
Address: Hangkong Road, Xiangfeng Town, Laifeng County

Transferee: Laifeng Fengming Manor Hotel Management Co., Ltd.
Address: No. 78 Qingfeng Shang Road, Xiangfeng Town, Laifeng County

WHEREAS:

Pursuant to the Build-Operate-Transfer Agreement for Reception Place Construction (the “BOT Agreement”) dated November 18, 2012 between Party A and the Government of Laifeng County, Party A shall have rights and obligations under the BOT Agreement, which are including but not limited to project construction, project operation and management, income rights, assets transfer and liquidation of debts upon expiration of the BOT Agreement, and enjoying rights and bearing obligations during the term of the BOT Agreement. On the basis of equality, free will and mutual consultation, Party A intends to transfer all the rights and obligations under the BOT Agreement to Party B and Party B agrees to be bounded by the BOT Agreement. Both parties agree on the terms and conditions set forth below:

Article 1 Price and Payment

1. As of the signing date of this Agreement, Party A has completed the hotel construction project located inside Qingfengshan garden. Both parties agree that the cost of the aforesaid hotel construction is RMB 17 million. Party B agrees to acquire all the rights and obligations under the BOT Agreement (including but not limited to the rights of operating and managing the completed hotel and other assets within the term of the BOT Agreement) at the price of RMB 17 million as transferring consideration.

2. Payment: The aforesaid transferring consideration of RMB 17 million shall be paid to Party A by Party B in three installments as below:

Down payment: Party B shall pay Party A RMB 2 million as deposit at the singing date of this Agreement;

Second installment: Party B shall pay Party A RMB 10 million within 30 days from the signing date of this Agreement;

Third installment: Party B shall pay Party A the balance of RMB 5 million before April 30, 2015.

Article 2 Rights, Obligations and Guarantee

1. Both parties agree that this Agreement will come into force upon a Confirmation Letter from the Government of Laifeng County.

2. Both parties agree that all the rights and obligations under the BOT Agreement will be transferred from Party A to Party B from the effective date of this Agreement, and Party B is willing to be bounded by the BOT Agreement and enjoys all rights and undertakes all responsibilities and obligations stipulated in the BOT Agreement. Party A shall be free from the binding of the BOT Agreement and shall not enjoy any rights or undertake neither responsibilities nor obligations stipulated in the BOT Agreement from the effective date of this Agreement.

3. Both parties confirm that all necessary consents and authorizations are obtained from its shareholders or board of directors pursuant to its articles of association (if any) before signing this Agreement.

Article 3 Burden of Costs

Any costs incurred in connection with the transfer under this Agreement shall be borne by both parties in accordance with relevant laws and regulations.

Article 4 Settlement of Disputes

1. Both parties agree to use their best endeavours to resolve any dispute arising from or relating to this Agreement through amicable consultations.

2. In the event that the Parties are unable to resolve such dispute through consultations, either party may file a suit to the court.

Article 5 Effective Conditions and Effective Dates

This Agreement will come into force upon signature and seal by both parties and a Confirmation Letter from the Government of Laifeng County. This Agreement is made in duplicate and each party holds one copy and each copy has equal legal effect.

Party A (Seal): /s/ Laifeng Anpulo (Group) Food Development Co., Ltd.

Signing date: April 20, 2014

Party B (Seal): /s/ Laifeng Fengming Manor Hotel Management Co., Ltd.

Signing date: April 20, 2014

Translation

Confirmation Letter

We, the Government of Laifeng County hereby confirm the following matters: In consideration of the fact that we entered into the Build-Operate-Transfer Agreement for Reception Place Construction (the “BOT Agreement”) with Laifeng Anpulo (Group) Food Development Co., Ltd. on November 18, 2012, we give our approval for that Laifeng Anpulo (Group) Food Development Co., Ltd. transfers all the rights and obligations under the BOT Agreement to Laifeng Fengming Manor Hotel Management Co., Ltd., and we agree that the Transfer Agreement of Rights and Obligations between Laifeng Anpulo (Group) Food Development Co., Ltd. and Laifeng Fengming Manor Hotel Management Co., Ltd. is legal and valid. We confirm that we relieve Laifeng Anpulo (Group) Food Development Co., Ltd. from all the rights, obligations and responsibilities under the BOT Agreement and Laifeng Anpulo (Group) Food Development Co., Ltd. shall not be liable for such agreement modification. We expect that Laifeng Fengming Manor Hotel Management Co., Ltd. will strictly perform all the obligations and undertake all the responsibilities under the BOT Agreement.

/s/ The Government of Laifeng County

April 20, 2014